Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of The Wornick Company of our report dated February 28, 2003, except for Notes 2, 14 and 15, for which the date is May 4, 2004, and Note 13 for which the date is June 30, 2004, relating to the financial statements of The Wornick Company, which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/S/ THE HANKE GROUP, P.C.

San Antonio, Texas

September 24, 2004